                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                             ______________

                               FORM  8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                             800-JR CIGAR, INC.
          --------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                            52-2022117
------------------------------------------       ---------------------
(State of Incorporation or Organization)          (IRS Employer
                                                 Identification No.)

301 ROUTE 10 EAST, WHIPPANY, NEW JERSEY                  07981
------------------------------------------       ----------------------
(Address of principal executive offices)               (Zip Code)

If this form relates to the                 If this form relates to
registration of a class of debt             the registration of a class
securities and is effective                 of debt securities and is
upon filing pursuant to General             to become effective simultaneously
Instruction A(c)(1) please check            with the effectiveness of a
the following box. / /                      concurrent registration statement
                                            under the Securities Act of 1933
                                            pursuant to General Instruction
                                            A(c)(2) please check the following
                                            box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

    None

Securities to be registered pursuant to Section 12(g) of the Act:

    Title of each class
    to be so registered
    -------------------
    Common Stock,
    par value $.01 per share

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the Common Stock to be registered herewith is set forth under the caption "Description of Securities" in the registrant's Form S-1 Registration Statement (Registration No. 333-23401), as filed with the Securities and Exchange Commission on March 14, 1997 and as amended by Amendment No. 1 thereto on June 4, 1997. Such description is incorporated by reference in response to this item. If the registrant subsequently files a form of prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, containing a description of the Common Stock, such prospectus shall be deemed to be incorporated by reference into this Registration Statement.

ITEM 2.   EXHIBITS.

    The Common Stock to be registered is being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The following exhibits are filed herewith:

         3.1  Certificate of Incorporation of the registrant;

         3.2  By-laws of the registrant; and

         4.1 Form of certificate for the Common Stock, par value $.01 per share, of the registrant.

                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             800-JR CIGAR, INC.


Date:  June 10, 1997                   By: /s/ Lew Rothman
                                          -------------------------------
                                            Lew Rothman
                                            President





                                          3